                            SUBSIDIARY COMPANIES OF
                        CENTURY BUSINESS SERVICES, INC.
                                                                    Exhibit 21.1



                                                                                      STATE OF
                            COMPANY NAME                                           INCORPORATION
                 1 AH Business Services, Inc.                                      Ohio
                 2 BA Business Services, Inc.                                      Ohio
                 3 BBGPR, LLC                                                      Texas
                 4 BCC Business Services, Inc.                                     Ohio
                 5 Beatty Satchell Business Services, Inc.                         Maryland
                 6 Benmark, Inc.                                                   Georgia
                 7 BGS&G Insurance Services, Inc.                                  Maryland
                 8 Broker Benefit Consultants Business Services, Inc.              Ohio
                 9 BVKT Business Services, Inc.                                    Ohio
                10 CBIZ Actuarial & Benefit Consultants, Inc.                      Ohio
                11 CBIZ Benefits & Insurance Services of Florida, Inc.             Ohio
                12 CBIZ Benefits & Insurance Services of Maryland, Inc.            Maryland
                13 CBIZ Benefits & Insurance Services of Pennsylvania, Inc.        Delaware
                14 CBIZ Benefits & Insurance Services, Inc.                        Missouri
                15 CBIZ Business Services, Inc.                                    Ohio
                16 CBIZ Business Solutions of Cleveland, Inc.                      Ohio
                17 CBIZ Business Solutions of Northeast Ohio, Inc.                 Ohio
                18 CBIZ Business Solutions of St. Louis, Inc.                      Ohio
                19 CBIZ Business Solutions of Tampa Bay, Inc.                      Ohio
                20 CBIZ Business Solutions, Inc.                                   Ohio
                21 CBIZ Business Solutions, Inc.                                   Virginia
                22 CBIZ Colorado, Inc.                                             Ohio
                23 CBIZ e-Solutions, Inc.                                          Ontario
                24 CBIZ Financial Solutions, Inc.                                  Ohio
                25 CBIZ HealthCare Solutions Group, Inc.                           Ohio
                26 CBIZ Property Tax Solutions, Inc.                               Ohio
                27 CBIZ Retirement Services, Inc.                                  Ohio
                28 CBIZ Southern California, Inc.                                  Ohio
                29 CBIZ Special Risk Insurance Services, Inc.                      Ohio
                30 CBIZ Technologies, Inc.                                         Ohio
                31 CBIZ Trilinc Consulting, Inc.                                   Ohio
                32 CBIZ Valuation, Inc.                                            Ohio
                33 CBIZ Vine Street Holding Corp.                                  Ohio
                34 CBIZ Worksite Services, Inc.                                    Missouri
                35 CBSI Management Co.                                             Ohio
                36 Century Capital Group, Inc.                                     Illinois
                37 Century Risk Services Company                                   Ohio
                38 Century Surety Underwriters, Inc.                               Indiana
                39 CMG Consulting, Inc.                                            California
                40 Commercial Surety Agency, Inc.                                  Ohio
                41 Competitive Technologies Business Services, Inc.                Ohio
                42 Connecticut Escrow, Inc.                                        Ohio
                43 Conrad Business Services, Inc.                                  Ohio
                44 Contract Surety Reinsurance Corp.                               Ohio
                45 CSU of Arizona, Inc.                                            Arizona
                46 EDG Business Services, Inc.                                     Ohio
                47 FPG Business Services, Inc.                                     Ohio


as of 3/1/02

                            SUBSIDIARY COMPANIES OF
                        CENTURY BUSINESS SERVICES, INC.


                                                                                      STATE OF
                            COMPANY NAME                                           INCORPORATION
                48 Funds Administration Services, Inc.                             Ohio
                49 G & C Business Services, Inc.                                   Ohio
                50 Gibraltar Real Estate Services Corporation                      Illinois
                51 Gordon, Zucarelli & Handley Business Services, Inc.             Ohio
                52 Government Employee Benefits Corporation of Georgia             Georgia
                53 Health Administration Services, Inc.                            Ohio
                54 Hunt & Associates Business Services, Inc.                       Ohio
                55 Information Technology Advisors and Consultants, Inc.           Ohio
                56 JF Consulting Services, Inc.                                    Ohio
                57 KA Consulting Services, Inc.                                    Ohio
                58 Karling Health Care Consulting, Inc.                            Ohio
                59 Kaufman Davis Business Services, Inc.                           Ohio
                60 Kessler & Associates Business Services, Inc.                    Ohio
                61 M. T. Donahoe & Associates, Inc.                                Ohio
                62 McClain & Company Business Services, Inc.                       Ohio
                63 Medical Management Professionals, Inc.                          Ohio
                64 MHM Business Services, Inc.                                     Ohio
                65 Moore, Tyler & Company, Inc.                                    Ohio
                66 MRC Business Services, Inc.                                     Ohio
                67 MRP Business Solutions Group, Inc.                              Ohio
                68 M & S Consulting Services, Inc.                                 Ohio
                69 Nemphos, Weber Business Services, Inc.                          Ohio
                70 Niederhoffer-Henkel & Company, Inc.                             Ohio
                71 Parks Palmer Business Services, Inc.                            Ohio
                72 PDA Business Services, Inc.                                     Ohio
                73 Philip-Rae Business Services, Inc.                              Ohio
                74 Riggleman, Smyth & Associates Business Services, Inc.           Ohio
                75 RRSS & Company Business Services, Inc.                          Ohio
                76 S & B Business Services, Inc.                                   Ohio
                77 Shilling & Kenyon/SK Consulting, Inc.                           Ohio
                78 SKB Business Services, Inc.                                     Ohio
                79 SK&B Business Services, Inc.                                    Ohio
                80 SR Business Services, Inc.                                      Ohio
                81 SRTDA Business Services, Inc.                                   Ohio
                82 Surety Associates II, Inc.                                      Connecticut
                83 The Benefits Group Agency, Inc.                                 Ohio
                84 Tri-Tek Business Services, Inc.                                 Ohio
                85 Varney Business Services, Inc.                                  Ohio
                86 Vine Street Partners, Inc.                                      Illinois
                87 WC & M Business Services, Inc.                                  Ohio


as of 3/1/02